Registration No. 33_________
               SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                   ______________________
                         Form S-8
                  REGISTRATION STATEMENT
                           under
                   THE SECURITIES ACT OF 1933

                  _______________________

  New York       Corning, New York     14831     16-0393470
(State or other  (Address of principal (Zip Code) (I.R.S.
jurisdiction of   executive offices)              Employer
incorporation or                                  Identifi-
organization)                                     cation
                                                  No.)

                     1986 STOCK OPTION PLAN
                     1989 STOCK OPTION PLAN
                     1994 STOCK OPTION PLAN
                    (Full title of the plans)

                      _________________________

                      William C. Ughetta
             Senior Vice President and General Counsel
                       Corning Incorporated
                    Corning, New York  14831
                         (607) 974-8247

    (Name, address and telephone number of agent for service)

                    ________________________


                 CALCULATION OF REGISTRATION FEE

Title of                       Proposed Maximum Proposed Maximum    Amount of
Securites   Amount Being       Offering Price   Aggregate           Registra-
Being       Registered         Per Share        Offering Price<F2>  tion
Registered                                                          Fee


Options to
Purchase
Common Stock
Under
1994Plan    7,000,000 shares<F1>$33.0625      $231,437,500     $79,807

<F1> Plus such indeterminate number of shares of Common Stock  as may be required in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from certain stock dividends or a reclassification of the Common Stock.
<F2> Estimated  solely  for  the  purpose  of  calculating  the
     Registration fee.

In  accordance with Rule 429, the Prospectus in this
registration statement  is  a  combined  Prospectus  which
also  relates   to Registration Statement No. 33-12605 and No.
33-30815

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
The following documents filed with the Securities and Exchange
Commission (File No. 1-3247) are incorporated herein by reference:


1.   The Annual Report on Form 10-K for the fiscal year ended
January 1, 1995, of Corning Incorporated ("Corning" or the
"Company") filed pursuant to Section 13(a) of the Exchange Act.


2.   All other reports filed by the Company pursuant to Section
13(a) or 15(d) of the Exchange Act since January 1, 1995, consisting of the Company's Current Reports on Form 8-K dated January 23, 1995 and January 24, 1995, respectively.


3.   The Company's Current Report on Form 8-KA dated December 12,
1994 which contains certain historical financial statements of Moran Research Labs, doing business as Bioran Medical Laboratory
("Bioran").


4. The registration statement on Form 8-A filed by the Company on July 8, 1986 which contains a description of the Company's Preferred Share Purchase Rights Plan and the Registration Statement on Form 8-A filed by the Company on October 9, 1989 which contains an amendment of the Company's Preferred Share Purchase Rights Plan.


All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 5.  Interests of Named Experts and Counsel


William C. Ughetta, Esq., Senior Vice President and General Counsel of Corning, has rendered an opinion as to the legality of the shares of Corning Common Stock offered hereby. Mr. Ughetta owns substantially less than 1% of Corning Common Stock.


The consolidated financial statements of the Company and of Dow Corning Corporation incorporated in this Registration Statement by reference to Corning's Annual Report on Form 10-K for the fiscal year ended January 1, 1995, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Bioran as of and for the year ended December 31, 1993 incorporated in this Registration Statement by reference to Corning's Current Report on Form 8-KA dated December 12, 1994 have been so incorporated in reliance on the report of Leverone & Company, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6.  Indemnification of Directors and Officers
Under  the  New  York  Business  Corporation  Law  ("NYBCL"),   a
corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all
the   circumstances  of  the case,  the  person  is  fairly  and
reasonably  entitled  to indemnity  for  such  portion  of    the
settlement amount and expenses as the court deems proper.

Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by (i) the disinterested directors if a quorum is available, (ii) the board upon the written opinion of independent legal counsel or
(iii) the stockholders.

The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of stockholders, (iii) a resolution of directors or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The foregoing statement is qualified in its entirety by reference to
Section 715, 717 and 721 through 725 of the NYBCL.

Article VIII of the registrant's By-Laws provides that the registrant shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the registrant to the full extent permitted by, and consistent with, the NYBCL.

The  directors  and  officers of the registrant  are  covered  by insurance policies indemnifying them against certain
liabilities, including   certain liabilities under the
Securities Act, which might be incurred by them in such capacities.

Item 8.  List of Exhibits

 5.01     Opinion of Counsel.

23.01     Consent of Counsel (included in Exhibit 5.01).

23.02     Consent of Price Waterhouse LLP

23.03     Consent of Leverone & Company

24.01     Powers of Attorney.




Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i)   To  include any prospectus required  by  Section
10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8
and   the  information  required  to  be  included   in   a
post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)    To   remove  from  registration  by  means   of   a
posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned registrant hereby undertakes:

    (1) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report for the last fiscal year will be furnished to each such employee.

    (2) To transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all
reports,   proxy   statements  and   other   communications
distributed to its stockholders generally.

    (3) Where interests in a plan are registered herewith, to transmit or cause to be transmitted promptly, without charge, to any participant in the plan who makes a written request, a copy of the then latest annual report of the plan filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 (Form 11-K). If such report is filed separately on Form 11-K, such form shall be delivered upon written request. If such report is filed as a part of the registrant's annual report on Form 10-K, that entire report  (excluding  exhibits) shall  be  delivered  upon  written
request.   If  such report is filed as a part of the registrant's
annual report to stockholders delivered pursuant to paragraph (1) or
(2) of this undertaking, additional delivery shall not be required.



                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 23rd day of March, 1995.

                                   Corning Incorporated (Registrant)

                                   by /s/ WILLIAM C. UGHETTA
                                   William C. Ughetta, Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 23, 1995 by the following persons in the capacities indicated:

     Signature                     Capacity

/s/  JAMES  R. HOUGHTON       Chairman of the Board,
     (James R. Houghton)      Principal Executive
                              Officer and Director

/s/  VAN C. CAMPBELL          Vice Chairman,
     (Van  C.  Campbell)      Principal Financial Officer
                              and Director

/s/  KATHERINE A. ASBECK      Principal Accounting Officer
     (Katherine A. Asbeck)

             *                Director
     (Roger G. Ackerman)

              *               Director
     (Robert Barker)


              *               Director
     (Mary L. Bundy)


              *               Director
(Barber B. Conable, Jr.)

              *               Director
     (David A. Duke)

     Signature                Capacity


              *               Director
     (John H. Foster)

              *               Director
     (Gordon Gund)

              *               Director
     (John M. Hennessy)


              *               Director
     (Vernon E. Jordan, Jr.)


              *               Director
     (James W. Kinnear)

              *               Director
     (James J. O'Connor)

              *               Director
     (Catherine A. Rein)

              *               Director
     (Henry Rosovsky)

              *               Director
     (William D. Smithburg)

              *               Director
     (Robert G. Stone, Jr.)



*By  /s/ William C. Ughetta
     (William C. Ughetta)
     Attorney-in-fact

                          EXHIBIT INDEX
Exhibit
Number               Description

 5.01       Opinion of Counsel
23.01       Consent of Counsel
23.02       Consent of Price Waterhouse LLP
23.03       Consent of Leverone & Company
24.01       Powers of Attorney

                                            EXHIBIT 23.02


             CONSENT OF INDEPENDENT ACCOUNTANTS



We  hereby  consent  to the incorporation by  reference  in
this Registration Statement on Form S-8 of our report dated January 23, 1995, which appears on Page 24 of the Corning Incorporated 1994 Annual Report on Form 10-K for the
fiscal  year  ended January  1,  1995.   We  also consent  to
the  incorporation  by reference  of our report dated January
20, 1995 on the  financial statements of Dow Corning
Corporation, which appears on Page 55 of the Corning Incorporated Annual Report on Form 10-K for the year ended January 1, 1995. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.



Price Waterhouse LLP

1177 Avenue of the Americas
New York, NY  10036
March 17, 1995

                                             EXHIBIT 23.03

            CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

    As  certified public accountants, we hereby consent to
the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated November 10, 1994 on the financial statements of Moran Research Labs as of and for the year ended December 31, 1993 which are included in Corning's Form 8-KA filed on December 12, 1994 which is incorporated into this
Registration  Statement.   We  also consent  to  the reference
to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.


/s/ Leverone & Company


Billerica, Massachusetts
March 21, 1995

                                  March 23, 1995

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Dear Sirs:


      I am Senior Vice President and General Counsel of Corning Incorporated (the "Company") and am familiar with the preparation and filing of a Registration Statement on Form S8 under the Securities Act of 1933, as amended, with respect to an aggregate of 9,000,000 shares of Corning's Common Stock, $.50 par value, which may be sold by the
Company pursuant to its  1994   Stock Option   Plan   (the
"Plan") described  in  such   registration statement.

     In this connection, I have examined the originals, or copies certified to my satisfaction, of such corporate records of the Company, certificates of public officials and officers of the Company, and other documents as I deemed pertinent as a basis for the opinions hereinafter expressed.

      Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

    1. The Company is a corporation duly incorporated and validly existing under the laws of the State of New York;

      2. The shares of the Company's Common Stock to be sold by the Company pursuant to the Plan will be duly authorized, validly issued, fully paid and non-assessable;

    3. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement referred to above.

                                   Very truly yours,